Exhibit 99.1

News release	November 14, 2023

HYZON MOTORS INC. ANNOUNCES THIRD QUARTER 2023 FINANCIAL AND OPERATING RESULTS

Announces first commercial delivery of fuel cell electric truck in the U.S.

ROCHESTER, N.Y., November 14, 2023 -- Hyzon Motors Inc. (NASDAQ: HYZN) (Hyzon or the Company), a leading hydrogen fuel cell technology developer and global supplier of zero-emission heavy-duty fuel cell electric vehicles (FCEVs), today announced its third quarter 2023 financial and operational results.

Recent Highlights
•Delivered first revenue-generating FCEV to a customer in North America at Port of Los Angeles/Long Beach, commercially entering drayage market
•Deployed 14 FCEVs under commercial agreements and collected approximately $3.6 million in cash year-to-date; raises low end of 2023 guidance to 15-20 vehicles deployed under commercial agreements
•Fuel cell production facility in Bolingbrook, Illinois on track for 2024 Start of Production (SoP) with less than $5M of CapEx remaining; estimating an initial annual capacity of over 700 200kW FCSs on three shifts
•Strengthened executive leadership team through appointment of Stephen Weiland as CFO
•Reported lowest quarterly cash burn over the last eight quarters, including third consecutive quarter of declining cash burn
•Unrestricted cash, cash equivalents, and short-term investments of $137.8 million as of September 30, 2023, and approximately $129 million as of October 31, 2023

“This was a remarkable quarter as Hyzon continues to accelerate the global transition to clean energy by developing and commercializing our proprietary, leading zero-emission fuel cell technology,” said Parker Meeks, Chief Executive Officer of Hyzon. “We believe that Hyzon is at an inflection point as we recently made our first commercial delivery in the U.S., are advancing our customer pipeline, and expect less than $5 million in capital investments to reach Start of Production at our fuel cell manufacturing facility. All of this, combined with the significant tailwinds for the hydrogen ecosystem from recently advanced government subsidy programs, put Hyzon in a strong position to lead in the race to decarbonization.”

Accelerating the
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Third Quarter 2023 Business Highlights

Fuel Cell Electric Vehicle Deployments
By the end of the third quarter, Hyzon had deployed 13 vehicles under commercial agreements to customers in 2023; one additional vehicle was deployed subsequent to the quarter end. Of those vehicles, one was deployed in North America, three were deployed to customers in Europe, and ten coach buses were deployed to a customer in Australia.

With a total of 14 vehicles deployed to date, Hyzon raises the low end of its guidance to 15-20 vehicles deployed by year end, from its previous guidance of 10-20 vehicle. Hyzon also has collected approximately $3.6 million in cash in the first three quarters of 2023 against those vehicles. The Company's North American trial program continued to expand, with 18 trials completed since March 2022, of which 10 trials were completed in 2023, gaining experience with and learnings from real world operations for future FCEV deployments.

Significant Commercial Progress, with Agreements Signed and Trials Initiated and/or Completed
Subsequent to the quarter-end, Hyzon made what the Company believes is the industry’s first publicly-announced commercial sale and delivery of a heavy-duty fuel cell electric truck in North America. The vehicle was delivered to a fleet operating out of the Port of Los Angeles/Long Beach, commercially entering the drayage market for fuel cell trucks, which the Company expects to represent a significant addressable market.

Also subsequent to the quarter-end, the Company announced the commercial trial deployment of its first Heavy Rigid fuel cell electric waste collection truck to REMONDIS Australia, one of the world's largest waste service and recycling companies. The commercial trial is expected to convert to a full vehicle purchase if certain trial performance targets are met. Hyzon is on track to launch the first U.S. trial of the refuse truck platform in the first half of 2024 in California, with customer deliveries expected to begin in 2025.

The Company also signed a commercial agreement with New Zealand’s largest heavy-duty truck fleet owner, TR Group, for up to 20 vehicles powered by the 200kW fuel cell system, at TR Group's option pending a successful trial planned to begin March 2024.

Single-Stack 200kW Fuel Cell System B-Samples Development
The Company continued its progress along the standard automotive product development methodology it is following for its next generation 200kw fuel cell, advancing toward SOP. In 2H 2023, the Company completed factory acceptance testing of nine single-stack 200kW FCS B-samples at its production and innovation center in Bolingbrook, IL. The Company remains on track to complete a total of 25 200kW B-samples and declare C-Sample by the end of 2023 and begin SOP of its 200kW fuel cell system in 2024.

The Company’s world-class fuel cell production facility in Bolingbrook, Illinois has less than $5 million in capital investments remaining to complete the SOP of the 200kW FCS in 2024. Upon SOP, the facility is projected to have initial annual capacity for over 700 200kW FCSs on three shifts. The Company expects that initial annual capacity to satisfy volume forecasts through 2025, with plans for capacity expansion by using lean production to mitigate bottlenecks and constraints.

Advancement & Commercialization of Fuel Cell Technology
Hyzon continues to build on its strong foundation of fuel cell Intellectual Property (IP). In Q3, Hyzon was granted an additional 10 exclusively-owned patents, bringing its total patent base to 158 (applied and granted), with 80 patents applied and granted since 2021.

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Subsequent to the quarter end, the Company announced an amendment to its IP agreement with affiliates of Horizon, Hyzon’s majority controlling shareholder and an advanced hydrogen fuel cell solutions company. Under the amendment, Hyzon expands its market access to stationary fuel cell power applications in North America, in addition to its existing access to global fuel cell mobility markets. The amendment also covers the option for Hyzon and Horizon to pursue joint development of a single stack 300kW fuel cell system, which Hyzon previously announced as part of its product roadmap.

Board of Directors and Leadership Updates
Subsequent to the third quarter, in November, the Company appointed Stephen Weiland as Chief Financial Officer. Steve brings two decades of experience at companies including Caterpillar, leading financial operations, driving diverse growth capital programs, executing transactions in Cleantech, and implementing critical financial processes.

In July, the Company appointed Matthew Foulston, an accomplished finance executive who served as CFO for three publicly listed companies, to its Board of Directors. In August, Hyzon’s Board of Directors elected Erik Anderson as Chairman, replacing George Gu who resigned his position. Anderson is a global innovation leader and investor, with leadership roles spanning various sectors. In addition, the Board elected Andrea Farace as Vice Chairman of Hyzon’s Board. Farace is an accomplished executive and leader with a long global career spanning more than 40 years in finance and general business management.

Announced Final Resolution of SEC Investigation
In September, Hyzon announced a final resolution of the investigation by the SEC, subject to court approval. Without admitting or denying the allegations in the SEC's complaint, Hyzon has agreed to pay a civil monetary penalty of $25 million in three installments: $8.5 million within 30 days of entry of final judgment; $8.5 million by December 31, 2024; and $8 million within 730 days of entry of final judgment. Further details regarding the resolution can be found in the SEC's complaint and proposed final judgments, which are publicly available.

Third Quarter 2023 Financial Updates

As of September 30, 2023, unrestricted cash, cash equivalents, and short-term investments were $137.8 million, approximately $34.6 million lower than the June 30, 2023 balance of $172.4 million. Cash burn of $34.6 million during the quarter represented the lowest quarterly cash burn over the last eight quarters, including third consecutive quarter of declining cash burn since the fourth quarter of 2022. As of October 31, 2023, unrestricted cash, cash equivalents, and short-term investments were approximately $129 million.

“We are pleased to have delivered this quarter the lowest cash burn in the last eight quarters, driven by operational efficiencies, cash management, lower legal and professional services expenses and managing personnel levels to support the business. These results give us confidence to share that our cash burn guidance is unchanged for both the second half of 2023 and the full year of 2024. We have demonstrated our ability to drive below $10 million per month of core cash burn already in the month of October”, said CEO Parker Meeks. “In addition to our cash burn reduction momentum, we remain focused on opportunistically raising capital, including a possible strategic raise which we continue to explore. The resolution of the SEC investigation removed a material obstacle. We believe Hyzon has significant strategic value, with leading technology, minimal remaining capital spending requirements through our 200kW fuel cell system SoP, and increasing customer agreements and deliveries."

Accelerating the
Energy Transition	hyzonmotors.com

Conference Call Information

The Hyzon management team will host a conference call to discuss its second quarter 2023 financial results on Tuesday, November 14, 2023, at 8:30 a.m. Eastern Time. The conference call can be accessed by dialing 1 (888) 800-7840 and entering the access code 5240234. International participants can access the call by dialing 1 (646) 307-1856 and entering the access code 5240234.

To listen to the live audio webcast and Q&A, visit the Hyzon investor relations website at investors.hyzonmotors.com. A replay and transcript of the webcast will be available on the website within 24 hours after the call. Hyzon's earnings press release and related materials will also be available on the Company's investor relations website.

About Hyzon Motors Inc.

Hyzon Motors is a global supplier of high-power fuel cell technology focused on integrating the technology into zero-emission heavy-duty hydrogen fuel cell electric vehicles. Hyzon’s low-cost, clean hydrogen infrastructure approach synchronizes supply with demand, accelerating the deployment of zero emission trucks. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe, Australia, and New Zealand to mitigate emissions from diesel transportation - one of the single largest sources of global carbon emissions. Hyzon is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance, and history of rapid innovation. Visit www.hyzonmotors.com.

Use of Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

To supplement its Consolidated Balance Sheets and Statements of Operations and Comprehensive Income (Loss), which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), Hyzon reports EBITDA and Adjusted EBITDA which are non-GAAP financial measures. EBITDA is determined by taking net income (loss) and adding interest income or expense, income tax expense or benefit, depreciation and amortization. Adjusted EBITDA is determined by taking EBITDA and adding non-cash stock-based compensation expense, change in fair value of private placement warrant liability, change in fair value of earnout liability, gain (loss) on equity securities and other special items determined by management, if applicable. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provide useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA and Adjusted EBITDA has been reconciled to the nearest GAAP measure in the tables within this press release.

Free Cash Flow

In addition to reporting Hyzon's cash flow generation and usage based upon the operating, investing, and financing classifications included in the Consolidated Statements of Cash Flows, the Company also reports free cash flow, a non-GAAP financial measure which represents net cash used in operating activities less capital expenditures. The Company believes free cash flow is an important measure of operating performance because it provides management and investors with a measure of cash that is available for mandatory payment obligations and investment opportunities. Free Cash Flow has been reconciled to the nearest GAAP measure in the tables within this press release.

Accelerating the
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Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements, including statements relating to the Company’s expectations regarding actions to focus and restructure its business and its expectations regarding the benefits of actions taken and that may be taken in the future in furtherance of such efforts, its beliefs and expectations regarding its technology and the performance and capabilities of its fuel cells and FCEVs; its outlook regarding its business milestones and the expected timing and benefits thereof, including commencement of commercial production of its fuel cell systems and FCEVs, its beliefs and outlook regarding momentum in its business, and its beliefs regarding its competitive position and the benefits thereof, are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the "Risk Factors" section of Hyzon's Form 10-K for the year ended December 31, 2022 filed with the SEC on May 31, 2023, Form 10-Q for the quarter ended June 30, 2023 filed on August 8, 2023, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements, such as risks related to the ability to convert non-binding memoranda of understanding or vehicle trial agreements into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon's non-binding memoranda of understanding and letters of intent), or the ability to identify additional potential customers and convert them to paying customers. Hyzon gives no assurance that Hyzon will achieve its expectations.

Contact:
IR@HyzonMotors.com

Media Contact:
Hyzon@kivvit.com

Accelerating the
Energy Transition	hyzonmotors.com

HYZON MOTORS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts) (unaudited)
	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$110,614	$60,554
Short-term investments	27,193	194,775
Accounts receivable	297	29
Related party receivable	321	6,578
Inventory	41,233	35,553
Prepaid expenses and other current assets	11,510	15,365
Total current assets	191,168	312,854
Property, plant, and equipment, net	19,549	22,420
Right-of-use assets	5,082	9,181
Investments in equity securities	15,030	15,030
Equity method investment	8,328	8,500
Other assets	6,056	6,911
Total Assets	$245,213	$374,896
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,587	$13,798
Accrued liabilities	22,893	25,587
Related party payables	443	433
Contract liabilities	7,737	3,919
Current portion of lease liabilities	1,896	2,132
Total current liabilities	37,556	45,869
Long term liabilities
Lease liabilities	6,071	7,492
Private placement warrant liability	561	1,122
Earnout liability	4,898	10,927
Deferred income taxes	526	526
Accrued SEC settlement	16,500	—
Other liabilities	1,317	1,901
Total Liabilities	$67,429	$67,837
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.0001 par value; 400,000,000 shares authorized, 244,998,491 and 244,509,208 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	25	25
Treasury stock, at cost; 3,769,592 shares as of September 30, 2023 and December 31, 2022, respectively.	(6,446)	(6,446)
Additional paid-in capital	377,951	372,942
Accumulated deficit	(193,148)	(58,598)
Accumulated other comprehensive income (loss)	103	(153)
Total Hyzon Motors Inc. stockholders’ equity	178,485	307,770
Noncontrolling interest	(701)	(711)
Total Stockholders’ Equity	177,784	307,059
Total Liabilities and Stockholders’ Equity	$245,213	$374,896

Accelerating the
Energy Transition	hyzonmotors.com

HYZON MOTORS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$—	$5	$—	$2,939
Operating expense:
Cost of revenue	3,286	8,203	6,534	10,226
Research and development	10,857	9,241	32,794	26,660
Selling, general, and administrative	21,044	36,103	100,999	75,920
Restructuring and asset impairment	4,885	—	4,885	—
Total operating expenses	40,072	53,547	145,212	112,806
Loss from operations	(40,072)	(53,542)	(145,212)	(109,867)
Other income (expense):
Change in fair value of private placement warrant liability	(240)	3,447	561	13,385
Change in fair value of earnout liability	(1,307)	18,034	6,029	87,371
Gain (loss) on equity securities	—	—	—	10,082
Foreign currency exchange gain (loss) and other expense, net	(3,877)	(4,539)	(2,447)	(7,143)
Investment income and interest income, net	1,441	947	6,501	1,018
Total other income (expense)	(3,983)	17,889	10,644	104,713
Loss before income taxes	$(44,055)	$(35,653)	$(134,568)	$(5,154)
Income tax expense	—	—	—	526
Net loss	$(44,055)	$(35,653)	$(134,568)	(5,680)
Less: Net loss attributable to noncontrolling interest	(1)	(10,858)	(18)	(16,361)
Net income (loss) attributable to Hyzon	$(44,054)	$(24,795)	$(134,550)	$10,681

Comprehensive income (loss):
Net loss	$(44,055)	$(35,653)	$(134,568)	$(5,680)
Foreign currency translation adjustment	2,721	862	986	838
Net change in unrealized gain (loss) on short-term investments	286	131	(702)	131
Comprehensive loss	$(41,048)	$(34,660)	$(134,284)	$(4,711)
Less: Comprehensive income (loss) attributable to noncontrolling interest	5	(9,705)	10	(14,714)
Comprehensive income (loss) attributable to Hyzon	$(41,053)	$(24,955)	$(134,294)	$10,003
Net income (loss) per share attributable to Hyzon:
Basic	$(0.18)	$(0.10)	$(0.55)	$0.04
Diluted	$(0.18)	$(0.10)	$(0.55)	$0.04
Weighted average common shares outstanding:
Basic	244,885	248,164	244,686	248,054
Diluted	244,885	248,164	244,686	257,828

Accelerating the
Energy Transition	hyzonmotors.com

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(44,055)	$(35,653)	$(134,568)	$(5,680)
Interest (income) expense, net	(419)	(279)	(858)	(350)
Income tax expense	—	—	—	526
Depreciation and amortization	967	839	3,160	2,445
EBITDA	$(43,507)	$(35,093)	$(132,266)	$(3,059)
Adjusted for:
Change in fair value of private placement warrant liability	240	(3,447)	(561)	(13,385)
Change in fair value of earnout liability	1,307	(18,034)	(6,029)	(87,371)
(Gain) loss on equity securities	—	—	—	(10,082)
Stock-based compensation	2,156	1,063	5,143	4,115
Executive transition charges (1)	—	517	—	517
Regulatory and legal matters (2)	2,576	7,859	36,212	13,362
Acquisition-related expenses (3)	—	8,440	—	8,440
Restructuring and asset impairment	4,885	—	4,885	—
Adjusted EBITDA	$(32,342)	$(38,695)	$(92,616)	$(87,463)
(1)The 2022 executive transition charges include a separation payment and salary expense for technical advisory services related to the former Executive Chairman.
(2)Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller analyst article from September 2021, and investigations and litigation related thereto. The nine months ended September 30, 2023 includes the legal loss contingency accrual of $25.0 million from the final resolution, subject to court approval, of the SEC investigation.
(3)    Acquisition-related expenses incurred for potential and actual acquisitions that are unrelated to the current operations and neither are comparable to the prior period nor predictive of future results. The 2022 expenses relate to the Orten business combination cancellation.

Free Cash Flow

The following table reconciles cash flow used in operating activities to our free cash flow (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flow used in operating activities	$(30,014)	$(47,338)	$(112,072)	$(116,218)
Less: Capital expenditures	(3,267)	(3,668)	(5,951)	(11,320)
Free cash flow	$(33,281)	$(51,006)	$(118,023)	$(127,538)

Accelerating the
Energy Transition	hyzonmotors.com